Exhibit 99.1

           Gladstone Investment Corporation Reports Financial Results for the First Quarter Ended June 30, 2007

     -- Net Investment Income for the quarter was $2.9 million, or $0.17 per common share

     -- Net Increase in Net Assets from Operations for the quarter was $8.3 million, or $0.50 per common share

     MCLEAN, Va.--(BUSINESS WIRE)--Aug. 1, 2007--Gladstone Investment Corp. (NASDAQ:GAIN) (the "Company") today announced earnings for the first quarter ended June 30, 2007. All per share references are per basic and diluted weighted average common share outstanding, unless otherwise noted.

     Net Investment Income for the quarter ended June 30, 2007 was $2,888,544, or $0.17 per share, compared to Net Investment Income for the quarter ended June 30, 2006 of $2,581,164, or $0.16 per share.

     Net Increase in Net Assets Resulting from Operations for the quarter ended June 30, 2007 was $8,270,466, or $0.50 per share, compared to $1,277,048, or
$0.08 per share for the quarter ended June 30, 2006.

     Total assets were $363,079,575 at June 30, 2007 as compared to $323,590,215 at March 31, 2007. Net asset value was $13.73 per actual common share outstanding at June 30, 2007, as compared to $13.46 per actual common share outstanding at March 31, 2007.

     The annualized weighted average yield on the Company's portfolio of investments, excluding cash and cash equivalents, was 9.10% for the quarter ended June 30, 2007 compared to 8.77% for the quarter ended June 30, 2006.

     During the first quarter ended June 30, 2007, the Company recorded the following activity:

     -- Invested approximately $11.4 million in senior debt and warrants to purchase membership interest in B-Dry, LLC;

     -- Acquired interests in thirteen new syndicated loans for approximately $36.8 million;

     -- Acquired interests in nine existing syndicated loan participations for approximately $23.4 million; and

     -- Sold or received full repayment for $21.4 million of nine syndicated loan participations.

     At June 30, 2007, the Company held 47 Non-control/Non-Affiliate investments, 5 Control investments and 1 Affiliate investment, totaling an aggregate cost basis of approximately $320 million and a fair value of approximately $322 million.


                  Condensed Schedule of Investments
                            June 30, 2007
Investment Type                                  Cost      Fair Value
----------------------------------------------------------------------
Total Non-control/Non-Affiliate Investments  $186,296,045 $185,368,271
Total Control Investments                     116,322,372  118,310,360
Total Affiliate Investments                    17,250,000   17,947,445
                                             -------------------------
Total Investments                            $319,868,417 $321,626,076
                                             =========================


     "Since the inception of our fund in June 2005, we have invested over $416 million, resulting in the full investment of our IPO proceeds as well as borrowings under our $200 million credit facility. We continue to add proprietary investments to our portfolio using leverage, thereby increasing returns to stockholders. We continue to see good opportunities for our company and expect to close more investments as the year progresses," said Chip Stelljes, President and Chief Investment Officer.

     Subsequent to June 30, 2007, the Company:

     -- Purchased additional loan participations of 2 new and 5 existing portfolio companies of approximately $11.3 million; and

     -- Declared monthly cash dividends of $0.075 per common share for each of the months of July, August and September of 2007.

     The Company will hold a conference call on Thursday, August 2, 2007 at 8:30 am EDT to discuss fiscal first quarter earnings. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

     A replay of the conference call will be available through September 2, 2007. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 249132. The replay will be available approximately two hours after the call concludes.

     The live audio broadcast of Gladstone Investment's quarterly conference call will be available online at www.GladstoneInvestment.com and www.investorcalendar.com. The online replay will follow shortly after the call and will be available through November 3, 2007.

     Gladstone Investment Corporation is an investment company that seeks to make debt and equity investments in small and mid-sized private businesses in the U.S. in connection with acquisitions, changes in control and recapitalizations. For more information please visit our website at http://www.GladstoneInvestment.com.

     For further information, contact Investor Relations at 703-287-5835.

     This press release may include statements that may constitute "forward-looking statements" including statements with regard to the future performance of the Company. Words such as "believes," "expects," "anticipates," "estimated," "approximately" "projects" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's Form 10-K for the fiscal year ended March 31, 2007, as filed with the Securities and Exchange Commission on May 31, 2007. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                   GLADSTONE INVESTMENT CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

                                 Three months ended Three months ended
                                   June 30, 2007      June 30, 2006
                                 ------------------ ------------------

INVESTMENT INCOME
  Interest income
    Non-Control/Non-Affiliate
     investments                  $      3,248,555   $      1,964,480
    Control investments                  2,564,992          1,190,302
    Affiliate investments                  426,563                  -
    Cash and cash equivalents               53,692            708,340
                                 ------------------ ------------------
    Total interest income                6,293,802          3,863,122
  Other income                               6,127                316
                                 ------------------ ------------------
          Total investment
           income                        6,299,929          3,863,438
                                 ------------------ ------------------

EXPENSES
  Base management fee                      359,689            801,309
  Loan servicing fee                     1,194,418                  -
  Administration fee                       207,814            115,389
  Interest expense                       1,414,262                  -
  Amortization of deferred
   finance costs                           209,840                  -
  Professional fees                        155,666             79,748
  Stockholder related costs                 37,889             93,766
  Insurance expense                         62,941             72,611
  Directors fees                            54,800             43,250
  Taxes and licenses                        41,807             57,107
  General and administrative
   expenses                                 56,134             19,094
                                 ------------------ ------------------
          Expenses before credit
           from Adviser                  3,795,260          1,282,274
                                 ------------------ ------------------
  Credits to base management fee          (383,875)                 -
                                 ------------------ ------------------
          Total expenses net of
           credit to management
           fee                           3,411,385          1,282,274
                                 ------------------ ------------------
NET INVESTMENT INCOME                    2,888,544          2,581,164
                                 ------------------ ------------------

REALIZED AND UNREALIZED GAIN
 (LOSS) ON INVESTMENTS
  Realized (loss) gain on sale
   of Non-Control/Non-Affiliate
   investments                             (48,247)             3,273
  Net unrealized depreciation of
   Non-Control/Non-Affiliate
   investments                            (528,645)        (1,139,711)
  Net unrealized appreciation
   (depreciation) of Control
   Investments                           5,273,869           (167,678)
  Net unrealized appreciation of
   Affiliate Investments                   684,945                  -
                                 ------------------ ------------------
          Net gain (loss) on
           investments                   5,381,922         (1,304,116)
                                 ------------------ ------------------


NET INCREASE IN NET ASSETS
 RESULTING FROM OPERATIONS        $      8,270,466   $      1,277,048
                                 ================== ==================

NET INCREASE IN NET ASSETS
 RESULTING FROM OPERATIONS PER
 COMMON SHARE:
   Basic and Diluted              $           0.50   $           0.08
                                 ================== ==================

SHARES OF COMMON STOCK
 OUTSTANDING:
   Basic and diluted weighted
    average shares                      16,560,100         16,560,100


                   GLADSTONE INVESTMENT CORPORATION
          CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
                             (UNAUDITED)

                                             June 30,      March 31,
                                               2007          2007
                                           ------------- -------------

ASSETS
Non-Control/Non-Affiliate investments (Cost
 6/30/07:$186,296,045;
 3/31/07:$138,567,741)                     $185,368,271  $138,168,612
Control investments (Cost 6/30/07:
 $116,322,372; 3/31/07: $116,302,372)       118,310,360   113,016,491
Affiliate investments (Cost 6/30/07:
 $17,250,000; 3/31/07: $19,750,000)          17,947,445    19,762,500
                                           ------------- -------------
Total investments at fair value (Cost
 6/30/07: $319,868,417; 3/31/07:
 $274,620,113)                              321,626,076   270,947,603
Cash and cash equivalents                    34,596,442    37,788,941
Interest receivable                           1,839,196     1,306,090
Prepaid insurance                                24,553        83,819
Deferred finance costs                          423,120       627,960
Due from Custodian                            4,391,158    12,694,985
Due from Adviser                                      -        20,383
Other assets                                    179,030       120,434
                                           ------------- -------------
TOTAL ASSETS                               $363,079,575  $323,590,215
                                           ============= =============


LIABILITIES
Due to Administrator                       $    207,814  $    162,244
Due to Adviser                                  286,561             -
Borrowings under line of credit             134,400,000   100,000,000
Accrued expenses                                752,602       523,698
Other liabilities                                98,406        85,764
                                           ------------- -------------
Total Liabilities                           135,745,383   100,771,706
                                           ------------- -------------
NET ASSETS                                 $227,334,192  $222,818,509
                                           ============= =============

ANALYSIS OF NET ASSETS:
Common stock, $0.001 par value, 100,000,000
 shares authorized and 16,560,100 shares
 issued and outstanding                    $     16,560  $     16,560
Capital in excess of par value              230,067,811   230,096,572
Net unrealized appreciation (depreciation)
 of investment portfolio                      1,757,659    (3,672,510)
Distributions in excess of net investment
 income                                      (4,507,838)   (3,622,113)
                                           ------------- -------------
Total Net Assets                           $227,334,192  $222,818,509
                                           ============= =============
Net assets per share                       $      13.73  $      13.46
                                           ============= =============


                   GLADSTONE INVESTMENT CORPORATION
                         FINANCIAL HIGHLIGHTS
                              (UNAUDITED)

                                 Three months ended Three months ended
                                   June 30, 2007      June 30, 2006
                                 ------------------ ------------------
Per Share Data (1)
--------------------------------
   Balance at beginning of
    period                       $           13.46  $           13.88

   Income from investment
    operations:
     Net investment income (2)                0.17               0.16
     Realized (loss) gain on
      sale of investments (2)                    -                  -
     Net unrealized appreciation
      (depreciation) of
      investments (2)                         0.33              (0.08)
                                 ------------------ ------------------
   Total from investment
    operations                                0.50               0.08
                                 ------------------ ------------------
     Distributions                           (0.23)             (0.21)
                                 ------------------ ------------------
   Net asset value at end of
    period                       $           13.73  $           13.75
                                 ================== ==================

   Per share market value at
    beginning of period          $           14.87  $           14.90
   Per share market value at end
    of period                                14.21              15.00
   Total Return (3)                          -2.93%              2.13%
   Shares outstanding at end of
    period                              16,560,100         16,560,100

   Ratios/Supplemental Data
 -------------------------------
   Net assets at end of period   $     227,334,192  $     227,641,124
   Average net assets (4)        $     222,928,553  $     227,718,666
   Ratio of expenses to average
    net assets (5) (6)                        6.81%              2.25%
   Ratio of net expenses to
    average net assets (5) (7)                6.12%              2.25%
   Ratio of net investment
    income to average net assets
    (5)                                       5.18%              4.53%


     (1) Based on actual shares outstanding at the end of the corresponding period.

     (2) Based on weighted average basic per share data.

     (3) Total return equals the change in the market value of the Company's common stock from the beginning of the period taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan.

     (4) Calculated using the average of the ending monthly net assets for the respective periods.

     (5) Amounts are annualized.

     (6) Ratio of expenses to average net assets is computed using expenses before credit from the Adviser.

     (7) Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.


     CONTACT: Gladstone Investment Corp.
              Rob Johnson, 703-287-5835